EXHIBIT 21


            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1998


         At December 31, 1998, the Registrant had the following 100% owned subsidiary:

                  Cousins, Inc.; subsidiary includes Cousins/Daniel, LLC*

         At December 31, 1998, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

                  Cousins  Real Estate  Corporation  and  subsidiaries  (100% of non-voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins MarketCenters, Inc. (100% owned by Cousins Real Estate Corporation)
                  Rocky Creek Properties, Inc. & MT&E - Macon-Harris (75% owned
                      y Registrant)
                  Perimeter Expo Associates, L.P. (90% owned by Registrant and 10% owned by Cousins MarketCenters, Inc.) Cousins/Myers Second Street Partners, L.L.C.* CommonWealth/Cousins I, LLC (50.1% owned by Registrant and 49.9% owned by CommonWealth Pacific,
                  LLC) CP Venture Three LLC (59.68% owned by Registrant and 40.32% owned by Prudential)

         At December 31, 1998, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

                  Brad Cous Golf Venture,  Ltd. (50% owned by Registrant)
                  CC-JM II  Associates  (50% owned by  Registrant)
                  Charlotte  Gateway Village,  LLC (50% owned by Registrant)
                  C-H  Associates,  Ltd. (49% owned by Cousins  Real  Estate
                    Corporation)
                  C-H Leasing Associates (50% owned by Cousins Real Estate
                    Corporation)
                  C-H Management  Associates  (50%  owned  by  Cousins  Real
                    Estate Corporation)
                  CP  Venture  LLC (50%  owned by  Registrant)
                  CP Venture Two LLC (59.68% owned by Registrant)
                  CSC  Associates, L.P. (50% owned by Registrant)
                  Cousins LORET Venture,  L.L.C.(50% owned by  Registrant)
                  Green Valley Associates II (50% owned by Registrant) Haywood Mall (50% owned by Registrant)
                  Hickory Hollow (50% owned by Cousins Real Estate Corporation) MC Dusseldorf Holding B.V. (10% voting interest owned by
                    Registrant and 40% voting interest owned by Cousins Real Estate Corporation)
                  Ten Peachtree Place Associates (50% owned by Registrant) Temco Associates (50% owned by Cousins Real Estate
                    Corporation)
                  Wildwood   Associates  (50%  owned  by Registrant)


         * Minority member receives a portion of residual cash flow and capital proceeds after a preferred return to Registrant.